Exhibit 10.2

Execution Version

SECOND AMENDED AND RESTATED OMNIBUS AGREEMENT

among

EQT CORPORATION,

EQT RE, LLC,

RM PARTNERS LP,

EQM MIDSTREAM MANAGEMENT LLC

and

EQM POSEIDON MIDSTREAM LLC

This SECOND AMENDED AND RESTATED OMNIBUS AGREEMENT (“Agreement”) is entered into on, and effective as of, November 13, 2018, among EQT Corporation, a Pennsylvania corporation (“EQT”), EQT RE, LLC, a Delaware limited liability company (“EQT RE”), RM Partners LP (formerly known as Rice Midstream Partners LP), a Delaware limited partnership (the “Partnership”), EQM Midstream Management LLC (formerly known as Rice Midstream Management LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and EQM Poseidon Midstream LLC (formerly known as Rice Poseidon Midstream LLC), a Delaware limited liability company (“EPM”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.”

R E C I T A L S:

1.                                      Rice Energy Inc. (“Rice”), Rice Midstream Holdings LLC (“RMH”), the Partnership, the General Partner and EPM entered into that certain Omnibus Agreement, effective as of December 22, 2014 (the “Original Agreement”), in order to evidence their understanding with respect to certain indemnification obligations, general and administrative services to be performed for and on behalf of the Partnership Group (as defined herein) and the Partnership’s reimbursement obligations related thereto, the granting of a license from Rice to the Partnership and the Partnership’s right of first offer with respect to certain assets.

2.                                      On November 13, 2017, (a) a wholly owned corporate Subsidiary of EQT was merged with and into Rice, with Rice surviving (the “Surviving Corporation”) as an indirect, wholly owned Subsidiary of EQT and (b) immediately thereafter, the Surviving Corporation merged with and into EQT RE, with EQT RE surviving as an indirect wholly owned subsidiary of EQT (together, the “Mergers”).

3.                                      In connection with the Mergers, the Parties amended and restated the Original Agreement (the “Restated Agreement”) in its entirety to reflect the effects of the Mergers and to make certain other changes.

4.                                      On July 23, 2018, EQM Midstream Partners, LP (formerly known as EQT Midstream Partners, LP) (“EQM”) completed the acquisition of the Partnership and the General Partner, with each of the Partnership and the General Partner surviving as wholly-owned Subsidiaries of EQM.

5.                                      Pursuant to Section 6.6 of the Restated Agreement, EQT and EQT RE have delivered to the Partnership and the General Partner a notice regarding their election to terminate the Restated Agreement, other than Section 4.3, Article II and Article VI thereof, in connection with a Change of Control (as defined in the Restated Agreement) related to the proposed spin-off of Equitrans Midstream Corporation (the “Spin-Off”) by EQT.

6.                                      In connection with the Spin-Off, the Parties desire to enter into this Agreement in order to amend and restate the Restated Agreement as more fully described herein.

In consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

ARTICLE I
Definitions

1.1                               Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question.

“Closing Date” means December 22, 2014.

“Confidential Information” means any proprietary or confidential information that is competitively sensitive material or otherwise of value to a Party or its Affiliates and not generally known to the public, including trade secrets, scientific or technical information, design, invention, process, procedure, formula, improvements, product planning information, marketing strategies, financial information, information regarding operations, consumer and/or customer relationships, consumer and/or customer identities and profiles, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of a Party or its Affiliates and the consumers, customers, clients and suppliers of any of the foregoing. Confidential Information includes such information as may be contained in or embodied by documents, substances, engineering and laboratory notebooks, reports, data, specifications, computer source code and object code, flow charts, databases, drawings, pilot plants or demonstration or operating facilities, diagrams, specifications, bills of material, equipment, prototypes and models, and any other tangible manifestation (including data in computer or other digital format) of the foregoing; provided, however, that Confidential Information does not include information that a receiving Party can show (A) has been published or has otherwise become available to the general public as part of the public domain without breach of this Agreement or a duty of confidence, (B) has been furnished or made known to the receiving Party without any obligation to keep it confidential by a third party under circumstances which are not known to the receiving Party to involve a breach of the third party’s obligations to a Party or (C) was developed independently of information furnished or made available to the receiving Party as contemplated under this Agreement.

“Contribution Agreement” means that certain Contribution Agreement, dated as of the Closing Date, among the General Partner, the Partnership, Rice and certain other EQT Entities, together with the additional conveyance documents and instruments contemplated or referenced thereunder.

“control,” “is controlled by” or “is under common control with” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

“Covered Environmental Losses” means any and all Losses (including, without limitation, the costs and expenses associated with any Environmental Activity or of any environmental or toxic tort pre-trial, trial or appellate legal, litigation or arbitration work) related to or arising out of or in connection with:

(a)                                 any violation or correction of a violation of any Environmental Law related to the ownership or operation of the Partnership Assets; and

(b)                                 any event, circumstance, action, omission, condition or matter that has an adverse impact on the environment and is associated with or arising from the ownership or operation of the Partnership Assets (including, without limitation, the presence of Hazardous Substances at, on, under, about or migrating to or from the Partnership Assets or the exposure to, or disposal or Release of, Hazardous Substances arising out of the operation of Partnership Assets, including at non-Partnership Asset locations).

“Environmental Activity” means any investigation, study, assessment, evaluation, sampling, testing, monitoring, containment, removal, disposal, closure, corrective action, remediation (whether active or passive), risk-based closure activities, natural attenuation, restoration, bioremediation, response, repair, cleanup or abatement that is required or necessary under any Environmental Law, including, without limitation, the cost and expense of preparing and implementing any closure, remedial, corrective action, or other plans required or necessary under any Environmental Law, the establishment of institutional or engineering controls and the performance of or participation in a supplemental environmental project in partial or whole mitigation of a fine or penalty.

“Environmental Laws” means all federal, state, and local laws, statutes, rules, regulations, orders, ordinances, judgments, codes, injunctions, decrees, Environmental Permits and other legally enforceable requirements and rules of common law relating to (a) pollution or protection of the environment, natural resources or workplace health or safety, (b) any Release or threatened Release of, or any exposure of any Person or property to, any Hazardous Substance and (c) the generation, manufacture, processing, distribution, use, recycling, treatment, storage, transport, handling or disposal of any Hazardous Substance, including, without limitation, the federal Comprehensive Environmental Response, Compensation, and Liability Act, the Superfund Amendments Reauthorization Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Oil Pollution

Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act, the Emergency Planning and Community Right-to-Know Act, the Pipeline Safety Improvement Act, the Endangered Species Act, the National Environmental Policy Act, the Occupational Safety and Health Act and other environmental conservation and protection laws, and the regulations promulgated pursuant thereto, and any state or local counterparts, each as amended through and existing on the Closing Date.

“Environmental Permits” means any permit, approval, identification number, license, registration, certification, consent, exemption, variance or other authorization required under or issued pursuant to any applicable Environmental Law.

“EPM” is defined in the preamble.

“EQT” is defined in the preamble.

“EQT Entities” means EQT and any Person controlled, directly or indirectly, by EQT, other than the General Partner or any Partnership Group Member; and “EQT Entity” means any of the EQT Entities.

“EQT RE” is defined in the preamble.

“General Partner” is defined in the preamble.

“Hazardous Substance” means (a) any substance that is designated, defined or classified as a hazardous waste, solid waste, hazardous material, pollutant, contaminant or toxic or hazardous substance, or terms of similar meaning, or that is otherwise regulated under any Environmental Law, including, without limitation, any hazardous substance as such term is defined under the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, (b) petroleum, petroleum products and fractions or byproducts thereof, natural gas, crude oil, gasoline, fuel oil, motor oil, waste oil, diesel fuel, jet fuel and other petroleum hydrocarbons, whether refined or unrefined, and (c) radioactive materials, asbestos containing materials, radon and polychlorinated biphenyls.

“Indemnified Party” means either one or more members of the Partnership Group or one or more EQT Entities, as the case may be, each in its capacity as a party entitled to indemnification in accordance with Article II hereof.

“Indemnifying Party” means either one or more members of the Partnership Group or EQT, as the case may be, each in its capacity as a party from whom indemnification may be required in accordance with Article II hereof.

“Initial Term” is defined in Section 3.5.

“Limited Partner” is defined in the Partnership Agreement.

“Losses” means all losses, damages, liabilities, injuries, claims, demands, causes of action, judgments, settlements, fines, penalties, costs and expenses of any and every kind or character (including, without limitation, court costs and reasonable attorneys’ and experts’ fees).

“Mediation Notice” is defined in Section 3.2(b).

“Mergers” is defined in the recitals.

“Original Agreement” is defined in the recitals.

“Partnership” is defined in the preamble.

“Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of the Closing Date, as such agreement was in effect on the Closing Date, to which reference is hereby made for all purposes of this Agreement.

“Partnership Assets” means the assets conveyed, contributed or otherwise transferred, directly or indirectly (including through the transfer of equity interests), or intended to be conveyed, contributed or otherwise transferred, to the Partnership Group pursuant to the Contribution Agreement, including, without limitation, gathering pipelines, offices and related equipment and real estate and fresh water distribution systems.

“Partnership Group” means the Partnership and its Subsidiaries treated as a single consolidated entity.

“Partnership Group Member” means any member of the Partnership Group.

“Party” and “Parties” are defined in the preamble.

“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping or disposing into the environment.

“Representatives” is defined in Section 3.1(a).

“Restated Agreement” is defined in the recitals.

“Retained Assets” means the assets and investments owned by the EQT Entities as of the Closing Date that were not conveyed, contributed or otherwise transferred to the Partnership Group pursuant to the Contribution Agreement; provided, however, that any Retained Asset shall cease to be a Retained Asset upon its conveyance, contribution or transfer to the Partnership Group.

“Rice” is defined in the recitals.

“RMH” is defined in the recitals.

“Spin-Off” is defined in the recitals.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Surviving Corporation” is defined in the recitals.

ARTICLE II
Indemnification

2.1                               Additional Indemnification. Subject to the provisions of Sections 2.3 and 2.4, EQT RE shall indemnify, defend and hold harmless the Partnership Group from and against any Losses suffered or incurred by the Partnership Group and related to or arising out of or in connection with:

(a)                                 any event or condition associated with the Retained Assets, whether occurring before, on or after the Closing Date; and

(b)                                 any federal, state or local income tax liabilities attributable to the ownership or operation of the Partnership Assets prior to the Closing Date, including (i) any income tax liabilities of Rice that resulted from the consummation of the formation transactions for the Partnership Group and (ii) any income tax liabilities arising under Treasury Regulation Section 1.1502-6 and any similar provision of applicable state, local or foreign law, or by contract, as successor, transferee or otherwise, and which income tax liability is attributable to having been a member of any consolidated, combined or unitary group prior to the Closing Date.

2.2                               Indemnification by the Partnership Group. Subject to the provisions of Sections 2.3 and 2.4, the Partnership Group shall indemnify, defend and hold harmless the EQT Entities from and against any Losses (including Covered Environmental Losses) suffered or incurred by the EQT Entities and related to or arising out of or in connection with the ownership or operation of the Partnership Assets after the Closing Date, except to the extent that any member of the Partnership Group is entitled to indemnification hereunder or unless such indemnification would not be permitted under the Partnership Agreement.

2.3                               Limitations Regarding Indemnification.

(a)                                 The indemnification obligation set forth in Section 2.2(b) shall terminate on the 30th day after the termination of any applicable statute of limitations; provided, however, that any such indemnification obligation with respect to a Loss shall survive the time at which it would otherwise expire pursuant to this Section 2.3(a) if notice of such Loss is properly given to EQT RE prior to such time. The indemnification obligations set forth in Sections 2.2(a) and 2.3 shall survive indefinitely.

(b)                                 In no event shall EQT RE be obligated to the Partnership Group under Section 2.2 for any Losses or income tax liabilities to the extent (i) any insurance proceeds are realized by the Partnership Group, such correlative benefit to be net of any incremental insurance premium that becomes due and payable by the Partnership Group as a result of such claim or (ii) any amounts are recovered by the Partnership Group from third persons.

2.4                               Indemnification Procedures.

(a)                                 The Indemnified Party agrees that promptly after it becomes aware of facts giving rise to a claim for indemnification under this Article II, it will provide notice thereof in writing to the Indemnifying Party, specifying the nature of and specific basis for such claim; provided, however, that the Indemnified Party shall not submit claims more frequently than once a calendar quarter (or twice in the case of the calendar quarter in which the applicable indemnity coverage under this Agreement expires) unless such Indemnified Party believes in good faith that such a delay in notice to the Indemnifying Party would cause actual prejudice to the Indemnifying Party’s ability to defend against the applicable claim. Notwithstanding anything in this Article II to the contrary, a delay by the Indemnified Party in notifying the Indemnifying Party shall not relieve the Indemnifying Party of its obligations under this Article II, except to the extent that such failure shall have caused actual prejudice to the Indemnifying Party’s ability to defend against the applicable claim.

(b)                                 The Indemnifying Party shall have the right to control all aspects of the defense of (and any counterclaims with respect to) any claims brought against the Indemnified Party that are covered by the indemnification under this Article II, including, without limitation, the selection of counsel, the determination of whether to appeal any decision of any court and the settlement of any such matter or any issues relating thereto; provided, however, that no such settlement shall be entered into without the consent of the Indemnified Party unless it includes a full release of the Indemnified Party from such matter or issues, as the case may be, and does not include any admission of fault, culpability or a failure to act, by or on behalf of such Indemnified Party.

(c)                                  The Indemnified Party agrees to cooperate fully with the Indemnifying Party with respect to all aspects of the defense of any claims covered by the indemnification under this Article II, including, without limitation, the prompt furnishing to the Indemnifying Party of any correspondence or other notice relating thereto that the Indemnified Party may receive, permitting the name of the Indemnified Party to be utilized in connection with such defense, the making available to the Indemnifying Party of any files, records or other information of the Indemnified Party that the Indemnifying Party considers relevant to such defense and the making available to the Indemnifying Party, at no cost to the Indemnifying Party, of any employees of the Indemnified Party; provided, however, that in connection therewith the Indemnifying Party agrees to use commercially reasonable efforts to minimize the impact thereof on the operations of the Indemnified Party and further agrees to maintain the confidentiality of all files, records and other information furnished by the Indemnified Party pursuant to this Section 2.4. In no event shall the obligation of the Indemnified Party to cooperate with the Indemnifying Party as set forth in the immediately preceding sentence be construed as imposing upon the Indemnified Party an obligation to hire and pay for counsel in connection with the defense of any claims covered by the indemnification set forth in this Article II; provided, however, that the Indemnified Party may, at its own option, cost and expense, hire and pay for counsel in connection with any such defense. The Indemnifying Party agrees to keep any such counsel hired by the Indemnified Party informed as to the status of any such defense, but the Indemnifying Party shall have the right to retain sole control over such defense.

(d)                                 The date on which the Indemnifying Party receives notification of a claim for indemnification shall determine whether such claim is timely made.

(e)                                  NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT, IN NO EVENT WILL ANY PARTY BE LIABLE TO ANY OTHER PARTY OR INDEMNIFIED PARTY WITH RESPECT TO ANY CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT FOR ANY LOST OR PROSPECTIVE PROFITS OR ANY OTHER SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT LOSSES OR DAMAGES FROM ITS PERFORMANCE UNDER THIS AGREEMENT OR FOR ANY FAILURE OR PERFORMANCE HEREUNDER OR RELATED HERETO, WHETHER ARISING OUT OF BREACH OF CONTRACT, NEGLIGENCE, TORT, STRICT LIABILITY, OR OTHERWISE, EXCEPT FOR ANY SUCH DAMAGES RECOVERED BY ANY THIRD PARTY AGAINST ANY PARTY IN RESPECT OF WHICH SUCH PARTY WOULD OTHERWISE BE ENTITLED TO INDEMNIFICATION PURSUANT TO THIS ARTICLE II, PROVIDED THAT NO PARTY WILL BE ENTITLED TO INDEMNIFICATION FOR ANY DAMAGES THAT ARE CONTRARY TO APPLICABLE LAW.

ARTICLE III
Miscellaneous

3.1                               Confidentiality.

(a)                                 From and after the Closing Date, each of the Parties shall hold, and shall cause their respective Subsidiaries and Affiliates and its and their directors, officers, employees, agents, consultants, advisors, and other representatives (collectively, “Representatives”) to hold all Confidential Information of the other Parties in strict confidence, with at least the same degree of care that applies to such Party’s own confidential and proprietary information and shall not use such Confidential Information except as reasonably necessary for the conduct of its business and shall not release or disclose such Confidential Information to any other Person, except its Representatives or except as required by applicable law. Each Party shall be responsible for any breach of this section by any of its Representatives.

(b)                                 If a Party receives a subpoena or other demand for disclosure of Confidential Information received from any other Party or must disclose to a governmental authority any Confidential Information received from such other Party in order to obtain or maintain any required governmental approval, the receiving Party shall, to the extent legally permissible, provide notice to the providing Party before disclosing such Confidential Information. Upon receipt of such notice, the providing Party shall promptly either seek an appropriate protective order, waive the receiving Party’s confidentiality obligations hereunder to the extent necessary to permit the receiving Party to respond to the demand, or otherwise fully satisfy the subpoena or demand or the requirements of the applicable governmental authority. If the receiving Party is legally compelled to disclose such Confidential Information or if the providing Party does not promptly respond as contemplated by this section, the receiving Party may disclose that portion of Confidential Information covered by the notice or demand.

(c)                                  Each Party acknowledges that (i) the disclosing Party would not have an adequate remedy at law for the breach by the receiving Party of any one or more of the covenants contained in this Section 3.1 and (ii) EQT would not have an adequate remedy at law for the breach of any one or more of the covenants of the Partnership Group contained in Article III, and agrees that, in the event of such breach, the disclosing Party or EQT, respectively, may, in addition to the other remedies that may be available to it, apply to a court for an injunction to prevent any further breaches and to enforce specifically the terms and provisions of this Agreement. Notwithstanding any other section hereof, to the extent permitted by applicable law, the provisions of this Section 3.1 and Article III shall survive the expiration or termination of this Agreement.

3.2                               Choice of Law; Mediation; Submission to Jurisdiction.

(a)                                 This Agreement shall be subject to and governed by the laws of the State of Delaware, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. EACH OF THE PARTIES HERETO AGREES THAT THIS AGREEMENT INVOLVES AT LEAST U.S. $100,000.00 AND THAT THIS AGREEMENT HAS BEEN ENTERED INTO IN EXPRESS RELIANCE UPON 6 Del. C. § 2708. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES (i) TO BE SUBJECT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE, AND (ii) TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, TO APPOINT AND MAINTAIN AN AGENT IN THE STATE OF DELAWARE AS SUCH PARTY’S AGENT FOR ACCEPTANCE OF LEGAL PROCESS AND TO NOTIFY THE OTHER PARTY OF THE NAME AND ADDRESS OF SUCH AGENT.

(b)                                 If the Parties cannot resolve any dispute or claim arising under this Agreement, then no earlier than 10 days nor more than 60 days following written notice to the other Parties, any Party may initiate mandatory, non-binding mediation hereunder by giving a notice of mediation (a “Mediation Notice”) to the other Parties to the dispute or claim. In connection with any mediation pursuant to this Section 3.2, the mediator shall be jointly appointed by the Parties to the dispute or claim and the mediation shall be conducted in Pittsburgh, Pennsylvania unless otherwise agreed to by the Parties to the dispute or claim. All costs and expenses of the mediator appointed pursuant to this section shall be shared equally by the Parties to the dispute or claim. The then-current Model ADR Procedures for Mediation of Business Disputes of the Center for Public Resources, Inc., either as written or as modified by mutual agreement of the Parties to the dispute or claim, shall govern any mediation pursuant to this section. In the mediation, each Party to the dispute or claim shall be represented by one or more senior representatives who shall have authority to resolve any disputes. If a dispute or claim has not been resolved within 30 days after the receipt of the Mediation Notice by a Party, then any Party to the dispute or claim may refer the resolution of the dispute or claim to litigation.

(c)                                  Subject to Section 3.2(b), each Party agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement, whether in tort or contract or at law or in equity, exclusively in any federal or state courts located in Delaware and (i) irrevocably submits to the exclusive jurisdiction of such courts, (ii) waives any objection to laying venue in any such action or proceeding in such courts, (iii) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over it and (iv) agrees that, to the fullest extent permitted by law, service of process upon it may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address specified in Section 3.3. The foregoing consents to jurisdiction and service of process shall not constitute general consents to service of process in the State of Delaware for any purpose except as provided herein and shall not be deemed to confer rights on any Person other than the Parties.

3.3                               Notice. All notices or requests or consents provided for by, or permitted to be given pursuant to, this Agreement must be in writing and must be given by depositing same in the United States mail, addressed to the Person to be notified, postage-paid, and registered or certified with return receipt requested or by delivering such notice in person, by overnight delivery service or by facsimile to such Party. Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by facsimile shall be effective upon actual receipt if received during the recipient’s normal business hours or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours. All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address set forth below or at such other address as such Party may stipulate to the other Parties in the manner provided in this Section 3.3.

If to the EQT Entities:

EQT Corporation

EQT Plaza

625 Liberty Avenue, Suite 1700

Pittsburgh, PA 15222

Attention: General Counsel

with a copy (which will not constitute notice) to:

Baker Botts L.L.P.

30 Rockefeller Plaza

New York, NY 10112

Attention: Michael L. Bengtson

Facsimile: (212) 259-2504

If to the Partnership Group:

RM Partners LP

c/o EQM Midstream Management LLC, its General Partner

625 Liberty Avenue, Suite 2000

Pittsburgh, PA 15222

Attention: General Counsel

with a copy (which will not constitute notice) to:

Baker Botts L.L.P.

30 Rockefeller Plaza

New York, NY 10112

Attention: Michael L. Bengtson

Facsimile: (212) 259-2504

3.4                               Entire Agreement. This Agreement, together with the Partnership Agreement, constitute the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

3.5                               Term. The initial term of this Agreement will be for a period of ten years, commencing on the Closing Date and ending on the tenth anniversary of the Closing Date (“Initial Term”). At the conclusion of the Initial Term, this Agreement will automatically extend from year-to-year, unless terminated by the Partnership or the General Partner with at least 90 days’ notice prior to the end of such term, as extended.

3.6                               Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto. Each such instrument shall be reduced to writing and shall be designated on its face an “Amendment” or an “Addendum” to this Agreement.

3.7                               Assignment. No Party shall have the right to assign its rights or obligations under this Agreement without the consent of the other Parties hereto.

3.8                               Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.

3.9                               Severability. If any provision of this Agreement shall be held invalid or unenforceable by a court or regulatory body of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect.

3.10                        Further Assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

3.11                        Rights of Limited Partners. The provisions of this Agreement are enforceable solely by the Parties to this Agreement, and no Limited Partner of the Partnership shall have the right, separate and apart from the Partnership, to enforce any provision of this Agreement or to compel any Party to this Agreement to comply with the terms of this Agreement.

3.12                        Use of Name and Marks.  Section 4.3 of the Restated Agreement shall survive the termination of the Original Agreement in accordance with its terms and shall apply to this Agreement, mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the date first set forth above.

EQT CORPORATION

By:	/s/ Robert J. McNally
Name:	Robert J. McNally
Title:	Senior Vice President and Chief Financial Officer

EQT RE, LLC

By:	/s/ David E. Schlosser, Jr.
Name:	David E. Schlosser, Jr.
Title:	President

EQM MIDSTREAM MANAGEMENT LLC

By:	/s/ Thomas F. Karam
Name:	Thomas F. Karam
Title:	President

RM PARTNERS LP

By:	EQM Midstream Management LLC, its general partner

By:	/s/ Thomas F. Karam
Name:	Thomas F. Karam
Title:	President

EQM POSEIDON MIDSTREAM LLC

By:	/s/ Thomas F. Karam
Name:	Thomas F. Karam
Title:	President

[Signature Page to Second Amended and Restated Omnibus Agreement (RMP)]